EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB REPORTS RECORD QUARTERLY NET INCOME OF $866 MILLION, UP 51%
Revenues Grow 17% Year-Over-Year to $2.5 Billion, Marking Twelve Consecutive Record Quarters
Core Net New Assets Rise 16% to $53.4 Billion, a Second Quarter Record

SAN FRANCISCO, July 17, 2018 – The Charles Schwab Corporation announced today that its net income for the second quarter of 2018 was a record $866 million, up 11% from $783 million for the prior quarter, and up 51% from $575 million for the second quarter of 2017. Net income for the six months ended June 30, 2018 was $1.6 billion, up 45% from the year-earlier period.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Financial Highlights	2018	2017	Change	2018	2017	Change

Net revenues (in millions)	$2,486	$2,130	17%	$4,884	$4,211	16%
Net income (in millions)	$866	$575	51%	$1,649	$1,139	45%
Diluted earnings per common share	$.60	$.39	54%	$1.14	$.78	46%
Pre-tax profit margin	45.5%	42.7%		43.7%	41.6%
Return on average common
stockholders’ equity (annualized)	19%	15%		19%	15%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

CEO Walt Bettinger said, “Schwab’s second quarter results illustrate our ‘Virtuous Cycle’ at work – when we do right by our clients, they entrust us with more business. During the period, investors rewarded us with core net new assets of $53.4 billion, a second quarter record. Our first half core net new assets of $119.0 billion were also a record and represented a 7% annualized organic growth rate. Both of our primary businesses contributed to this strength in asset gathering, with Retail and Advisor Services setting new records for the first half of the year – their net new assets were up 46% and 24%, respectively. At the same time, we drove ongoing market share gains, attracting over two dollars in inflows for every dollar in outflows to competitors for the fifth consecutive quarter. Investors opened 384,000 new accounts in the period, bringing the first half total to 827,000, the highest level in 18 years. The 7,500+ independent advisors who custody with us continued to build their practices with our help – accounts at Schwab under their guidance rose 10% to 3.3 million at month-end June, versus total company brokerage account growth of 7%.”

“While markets felt fairly volatile, investors remained engaged, and we saw record trading for the first half of 2018, up 29% from last year,” Mr. Bettinger continued. “Clients also sought our help and guidance; digital advisory solutions sustained an asset gathering pace of around $1 billion a month, reaching $33.3 billion at quarter-end. Total assets receiving ongoing advisory services at Schwab equaled a record $1.77 trillion at month-end June, a 15% year-over-year increase, compared with overall client asset growth of 12%. We ended the quarter serving $3.40 trillion in total client assets across 11.2 million active brokerage accounts, 1.3 million banking accounts, and 1.6 million retirement plan participants.”

Mr. Bettinger concluded, “We believe both retail investors and registered investment advisors are attracted by our willingness to challenge the status quo through our ‘no trade-offs’ combination of value, service, transparency, and trust. Through consistent strategic focus and disciplined execution, we have doubled the size of our client asset base in under seven years. Yet, we still serve less than 10% of U.S. investable wealth, leaving us an enormous opportunity to continue driving growth into the future.”

CFO Peter Crawford commented, “Our record second quarter results demonstrate ongoing success in growing and serving our client base, with some help from the economic environment. Total revenues reached $2.5 billion, up 17% from last year, and our twelfth consecutive record quarter. Net interest revenue rose to a record $1.4 billion, a 34% increase, driven by higher interest rates and larger client cash sweep balances. Our net interest margin expanded 18 basis points from the first quarter to 2.30%, a level not seen since 2009. Asset management and administration fees decreased 4% from last year to $814 million, due to lower money market fund revenue as a result of transfers to bank sweep, client asset allocation choices, and our 2017 fee reductions. On the trading front, higher client activity lifted Trading revenue 15% to $180 million. Turning to expenses, our 11% increase reflected hiring to support our expanding client base and ongoing investments for fueling growth. Altogether, we produced a 570 basis point gap between revenue and expense growth, which resulted in a record 45.5% pre-tax profit margin; combined with a lower tax rate of 23.4%, we delivered record Net income of $866 million, up 51% from a year ago.”

Mr. Crawford added, “Effective balance sheet management remains an essential element of our financial discipline. In the second quarter, we issued $1.95 billion of senior notes, which we used to redeem $275 million of maturing debt and maintain appropriate liquidity given the growth we’re achieving. In addition, we utilized Federal Home Loan Bank advances during the quarter to provide temporary funding for additional investments ahead of deposit growth. Transfers from sweep money market fund balances to bank sweep totaled $20 billion, and the outstanding FHLB advances ranged as high as $5 billion in the quarter. These advances were paid off by the end of June, so the $14 billion quarterly increase in our consolidated balance sheet was largely due to the bank sweep transfers and client activity. As anticipated, we crossed the $250 billion asset threshold for heightened regulatory requirements during the second quarter, ending the period at $262 billion in total consolidated assets. The company’s year-to-date balance sheet growth of nearly 8% is tracking with the expectation we laid out in February of at least 15% growth for 2018. For the second quarter, our preliminary Tier 1 Leverage Ratio increased slightly to 7.6%, and we delivered the highest return on equity in over nine years, at 19%. These are tangible signs of our robust financial health propelled by strong earnings generation.”

Supporting schedules and selected balances are either attached or located at: http://www.aboutschwab.com/investor-relations/.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary, which discusses mutual fund clearing, was posted on February 14, 2018.

Forward-Looking Statements
This press release contains forward-looking statements relating to growth in the company’s client base, accounts, and assets; balance sheet growth; and earnings generation. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.

Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; general market conditions, including the level of interest rates, equity valuations, and trading activity; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new products, services, and capabilities in a timely and successful manner; client use of the company’s investment advisory services and other products and services; level of client assets, including cash balances; the timing and amount of transfers to bank sweep; client sensitivity to interest rates; regulatory guidance; capital and liquidity needs and management; the company’s ability to manage expenses; and other factors set forth in the company’s most recent report on Form 10-K.

About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 345 offices and 11.2 million active brokerage accounts, 1.6 million corporate retirement plan participants, 1.3 million banking accounts, and $3.40 trillion in client assets as of June 30, 2018. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, money management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.

###

THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net Revenues
Interest revenue	$1,590	$1,127	$3,011	$2,182
Interest expense	(183)	(74)	(341)	(129)
Net interest revenue	1,407	1,053	2,670	2,053
Asset management and administration fees	814	845	1,665	1,668
Trading revenue	180	157	381	349
Other	85	75	168	141
Total net revenues	2,486	2,130	4,884	4,211
Expenses Excluding Interest
Compensation and benefits	745	663	1,515	1,364
Professional services	156	144	312	277
Occupancy and equipment	122	107	244	212
Advertising and market development	77	71	150	142
Communications	58	58	120	115
Depreciation and amortization	75	66	148	131
Regulatory fees and assessments	50	46	101	90
Other	72	66	161	128
Total expenses excluding interest	1,355	1,221	2,751	2,459
Income before taxes on income	1,131	909	2,133	1,752
Taxes on income	265	334	484	613
Net Income	866	575	1,649	1,139
Preferred stock dividends and other	53	45	90	84
Net Income Available to Common Stockholders	$813	$530	$1,559	$1,055
Weighted-Average Common Shares Outstanding:
Basic	1,350	1,338	1,349	1,337
Diluted	1,364	1,351	1,363	1,351
Earnings Per Common Shares Outstanding:
Basic	$.60	$.40	$1.16	$.79
Diluted	$.60	$.39	$1.14	$.78
Dividends Declared Per Common Share	$.10	$.08	$.20	$.16

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q2-18 % change		2018		2017
	vs.	vs.	Second	First	Fourth	Third	Second
(In millions, except per share amounts and as noted)	Q2-17	Q1-18	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	34%	11%	$1,407	$1,263	$1,147	$1,082	$1,053
Asset management and administration fees	(4)%	(4)%	814	851	863	861	845
Trading revenue	15%	(10)%	180	201	154	151	157
Other	13%	2%	85	83	78	71	75
Total net revenues	17%	4%	2,486	2,398	2,242	2,165	2,130
Expenses Excluding Interest
Compensation and benefits	12%	(3)%	745	770	711	662	663
Professional services	8%	—	156	156	151	152	144
Occupancy and equipment	14%	—	122	122	113	111	107
Advertising and market development	8%	5%	77	73	63	63	71
Communications	—	(6)%	58	62	60	56	58
Depreciation and amortization	14%	3%	75	73	69	69	66
Regulatory fees and assessments	9%	(2)%	50	51	46	43	46
Other	9%	(19)%	72	89	76	64	66
Total expenses excluding interest	11%	(3)%	1,355	1,396	1,289	1,220	1,221
Income before taxes on income	24%	13%	1,131	1,002	953	945	909
Taxes on income	(21)%	21%	265	219	356	327	334
Net Income	51%	11%	$866	$783	$597	$618	$575
Preferred stock dividends and other	18%	43%	53	37	47	43	45
Net Income Available to Common Stockholders	53%	9%	$813	$746	$550	$575	$530
Earnings per common share:
Basic	50%	9%	$.60	$.55	$.41	$.43	$.40
Diluted	54%	9%	$.60	$.55	$.41	$.42	$.39
Dividends declared per common share	25%	—	$.10	$.10	$.08	$.08	$.08
Weighted-average common shares outstanding:
Basic	1%	—	1,350	1,347	1,343	1,339	1,338
Diluted	1%	—	1,364	1,362	1,358	1,353	1,351
Performance Measures
Pre-tax profit margin			45.5%	41.8%	42.5%	43.6%	42.7%
Return on average common stockholders’ equity (annualized) (1)			19%	18%	14%	15%	15%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(41)%	(14)%	$11.0	$12.8	$15.1	$15.9	$18.5
Receivables from brokerage clients — net	24%	6%	22.4	21.2	20.6	18.5	18.0
Bank loans — net	5%	1%	16.6	16.4	16.5	16.2	15.8
Total assets	19%	5%	261.9	248.3	243.3	230.7	220.6
Bank deposits	23%	5%	199.9	190.2	169.7	165.3	162.3
Payables to brokerage clients	(8)%	(3)%	30.3	31.1	31.2	31.5	33.0
Short-term borrowings	(100)%	—	—	—	15.0	5.0	.3
Long-term debt	66%	41%	5.8	4.1	4.8	3.3	3.5
Stockholders’ equity	15%	4%	20.1	19.3	18.5	18.0	17.5
Other
Full-time equivalent employees (at quarter end, in thousands)	11%	3%	18.7	18.2	17.6	17.3	16.9
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	47%	(7)%	$126	$135	$141	$118	$86
Expenses excluding interest as a percentage of average client assets (annualized)			0.16%	0.17%	0.16%	0.16%	0.16%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	21%	(19)%	376	462	345	312	311
Asset-based trades (3)	45%	7%	149	139	120	137	103
Other trades (4)	2%	(15)%	179	211	163	184	175
Total	20%	(13)%	704	812	628	633	589
Average Revenue Per Revenue Trade (2)	(8)%	1%	$7.30	$7.24	$7.33	$7.74	$7.96

(1)	Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2018			2017			2018			2017
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$12,764	$57	1.80%	$8,562	$22	1.03%	$14,912	$123	1.65%	$8,803	$39	0.89%
Cash and investments segregated	11,825	50	1.68%	19,703	41	0.83%	12,891	98	1.51%	20,755	76	0.74%
Broker-related receivables	378	2	1.58%	435	1	0.68%	333	3	1.47%	412	1	0.62%
Receivables from brokerage clients	19,775	204	4.09%	15,827	138	3.50%	19,326	383	3.95%	15,537	264	3.43%
Available for sale securities (1)	52,682	291	2.19%	48,154	177	1.47%	51,533	531	2.06%	59,728	428	1.45%
Held to maturity securities	129,825	812	2.49%	107,378	600	2.24%	125,641	1,533	2.44%	95,439	1,085	2.29%
Bank loans	16,530	138	3.32%	15,701	115	2.94%	16,493	268	3.25%	15,615	225	2.91%
Total interest-earning assets	243,779	1,554	2.54%	215,760	1,094	2.03%	241,129	2,939	2.43%	216,289	2,118	1.97%
Other interest revenue		36			33			72			64
Total interest-earning assets	$243,779	$1,590	2.60%	$215,760	$1,127	2.10%	$241,129	$3,011	2.49%	$216,289	$2,182	2.03%
Funding sources:
Bank deposits	$193,029	$117	0.24%	$163,711	$30	0.07%	$185,052	$181	0.20%	$163,696	$49	0.06%
Payables to brokerage clients	21,729	14	0.26%	26,125	3	0.05%	22,097	21	0.20%	26,892	5	0.04%
Short-term borrowings	1,429	7	1.94%	1,393	3	0.86%	6,770	54	1.59%	1,363	5	0.74%
Long-term debt	4,961	43	3.47%	3,518	31	3.53%	4,678	80	3.42%	3,305	59	3.60%
Total interest-bearing liabilities	221,148	181	0.33%	194,747	67	0.14%	218,597	336	0.31%	195,256	118	0.12%
Non-interest-bearing funding sources	22,631			21,013			22,532			21,033
Other interest expense		2			7			5			11
Total funding sources	$243,779	$183	0.30%	$215,760	$74	0.14%	$241,129	$341	0.28%	$216,289	$129	0.12%
Net interest revenue		$1,407	2.30%		$1,053	1.96%		$2,670	2.21%		$2,053	1.91%
(1) Amounts have been calculated based on amortized cost.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2018			2017			2018			2017
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$139,968	$147	0.42%	$158,974	$224	0.57%	$148,165	$329	0.45%	$160,881	$455	0.57%
Fee waivers		—			(1)			—			(9)
Schwab money market funds	139,968	147	0.42%	158,974	223	0.56%	148,165	329	0.45%	160,881	446	0.56%
Schwab equity and bond funds and ETFs	203,179	65	0.13%	151,825	52	0.14%	199,519	128	0.13%	145,363	107	0.15%
Mutual Fund OneSource ® and other non- transaction fee funds	217,867	175	0.32%	220,680	179	0.33%	220,268	353	0.32%	211,548	349	0.33%
Other third-party mutual funds and ETFs (1)	325,061	71	0.09%	271,503	59	0.09%	322,391	141	0.09%	272,065	117	0.09%
Total mutual funds and ETFs (2)	$886,075	458	0.21%	$802,982	513	0.26%	$890,343	951	0.22%	$789,857	1,019	0.26%
Advice solutions (2) :
Fee-based	$225,879	283	0.50%	$199,879	256	0.51%	$225,320	565	0.51%	$195,823	500	0.51%
Non-fee-based	62,109	—	—	46,882	—	—	60,964	—	—	44,801	—	—
Total advice solutions	$287,988	283	0.39%	$246,761	256	0.41%	$286,284	565	0.40%	$240,624	500	0.42%
Other balance-based fees (3)	387,727	62	0.06%	406,307	64	0.06%	406,869	128	0.06%	397,523	125	0.06%
Other (4)		11			12			21			24
Total asset management and administration fees		$814			$845			$1,665			$1,668
(1) Includes Schwab ETF OneSource™.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Advisory®, launched in March 2017; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Beginning the fourth quarter of 2017, a prospective change was made to add non-fee based average assets from managed portfolios. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q2-18 % Change		2018		2017
	vs.	vs.	Second	First	Fourth	Third	Second
(In billions, at quarter end, except as noted)	Q2-17	Q1-18	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	18%	4%	$228.2	$219.4	$198.6	$195.0	$193.7
Proprietary mutual funds (Schwab Funds® and Laudus Funds®):
Money market funds (1)	(14)%	(7)%	134.2	145.0	163.6	159.2	156.2
Equity and bond funds (2)	18%	4%	86.6	83.4	82.5	77.3	73.3
Total proprietary mutual funds	(4)%	(3)%	220.8	228.4	246.1	236.5	229.5
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	(5)%	(4)%	212.5	221.6	225.2	221.2	224.7
Mutual fund clearing services	(23)%	(2)%	175.3	178.3	265.4	236.5	226.4
Other third-party mutual funds	18%	3%	716.1	693.4	682.6	652.5	609.0
Total Mutual Fund Marketplace	4%	1%	1,103.9	1,093.3	1,173.2	1,110.2	1,060.1
Total mutual fund assets	3%	—	1,324.7	1,321.7	1,419.3	1,346.7	1,289.6
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	47%	10%	114.8	104.5	99.1	87.8	78.0
Schwab ETF OneSource™ (3)	24%	3%	30.8	29.8	28.7	26.6	24.9
Other third-party ETFs	19%	2%	322.1	314.7	308.8	286.7	270.2
Total ETF assets	25%	4%	467.7	449.0	436.6	401.1	373.1
Equity and other securities	15%	4%	1,121.7	1,075.9	1,080.0	1,016.9	971.4
Fixed income securities	20%	6%	275.1	258.8	245.6	238.4	229.3
Margin loans outstanding	24%	5%	(20.4)	(19.4)	(18.3)	(16.9)	(16.5)
Total client assets	12%	3%	$3,397.0	$3,305.4	$3,361.8	$3,181.2	$3,040.6
Client assets by business
Investor Services	9%	3%	$1,784.8	$1,740.8	$1,810.9	$1,707.0	$1,634.1
Advisor Services	15%	3%	1,612.2	1,564.6	1,550.9	1,474.2	1,406.5
Total client assets	12%	3%	$3,397.0	$3,305.4	$3,361.8	$3,181.2	$3,040.6
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (4)	(66)%	127%	$13.7	$(50.8)	$46.4	$23.4	$39.9
Advisor Services	23%	(6)%	30.2	32.0	31.7	28.2	24.6
Total net new assets	(32)%	N/M	$43.9	$(18.8)	$78.1	$51.6	$64.5
Net market gains (losses)	(11)%	N/M	47.7	(37.6)	102.5	89.0	53.6
Net growth (decline)	(22)%	N/M	$91.6	$(56.4)	$180.6	$140.6	$118.1
New brokerage accounts (in thousands, for the quarter ended)	8%	(13)%	384	443	386	336	357
Clients (in thousands)
Active Brokerage Accounts	7%	2%	11,202	11,005	10,755	10,565	10,487
Banking Accounts	9%	2%	1,250	1,221	1,197	1,176	1,143
Corporate Retirement Plan Participants	4%	—	1,599	1,594	1,568	1,552	1,540

(1) Total client assets in purchased money market funds are located at: http://www.aboutschwab.com/investor-relations.
(2) Includes proprietary equity and bond funds and ETFs held on and off the Schwab platform. As of June 30, 2018, off-platform equity and bond funds and ETFs were $11.2 billion and $28.3 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) Second quarter of 2018 includes outflows of $9.5 billion from certain mutual fund clearing services clients. First quarter of 2018 includes outflows of $84.4 billion from certain mutual fund clearing services clients. Fourth quarter of 2017 includes an inflow of $16.2 billion from a mutual fund clearing services client. Second quarter of 2017 includes inflows of $18.3 billion from a mutual fund clearing services client.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For June 2018

	2017							2018						Change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	21,350	21,891	21,948	22,405	23,377	24,272	24,719	26,149	25,029	24,103	24,163	24,416	24,271	(1)%	14%
Nasdaq Composite	6,140	6,348	6,429	6,496	6,728	6,874	6,903	7,411	7,273	7,063	7,066	7,442	7,510	1%	22%
Standard & Poor’s 500	2,423	2,470	2,472	2,519	2,575	2,648	2,674	2,824	2,714	2,641	2,648	2,705	2,718	—	12%
Client Assets (in billions of dollars)
Beginning Client Assets	2,995.8	3,040.6	3,099.9	3,122.3	3,181.2	3,256.5	3,318.8	3,361.8	3,480.5	3,328.8	3,305.4	3,312.1	3,378.1
Net New Assets (1)	37.7	15.8	18.0	17.8	35.4	15.7	27.0	11.5	(50.5)	20.2	0.4	19.4	24.1	24%	(36)%
Net Market Gains (Losses)	7.1	43.5	4.4	41.1	39.9	46.6	16.0	107.2	(101.2)	(43.6)	6.3	46.6	(5.2)
Total Client Assets (at month end)	3,040.6	3,099.9	3,122.3	3,181.2	3,256.5	3,318.8	3,361.8	3,480.5	3,328.8	3,305.4	3,312.1	3,378.1	3,397.0	1%	12%
Core Net New Assets (2)	22.1	15.8	18.0	17.8	19.2	15.7	27.0	18.7	21.3	25.6	9.9	19.4	24.1	24%	9%
Receiving Ongoing Advisory Services (at month end)
Investor Services	242.2	247.2	249.9	255.0	259.8	265.1	268.7	278.6	273.0	273.2	274.7	279.1	280.0	—	16%
Advisor Services (3)	1,297.6	1,323.8	1,333.1	1,358.6	1,382.6	1,410.8	1,431.1	1,483.7	1,449.5	1,444.4	1,451.6	1,478.0	1,488.7	1%	15%
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	10,487	10,477	10,525	10,565	10,603	10,671	10,755	10,858	10,936	11,005	11,081	11,145	11,202	1%	7%
Banking Accounts	1,143	1,154	1,167	1,176	1,181	1,192	1,197	1,210	1,218	1,221	1,230	1,240	1,250	1%	9%
Corporate Retirement Plan Participants	1,540	1,540	1,550	1,552	1,556	1,564	1,568	1,580	1,580	1,594	1,599	1,599	1,599	—	4%
Client Activity
New Brokerage Accounts (in thousands)	117	107	123	106	117	122	147	165	138	140	141	122	121	(1)%	3%
Inbound Calls (in thousands)	1,736	1,683	1,823	1,709	1,988	1,804	2,046	2,303	2,005	2,145	2,034	1,852	1,814	(2)%	4%
Web Logins (in thousands)	43,790	42,236	47,290	39,639	51,454	50,583	54,486	64,488	60,830	58,906	55,980	56,234	56,491	—	29%
Client Cash as a Percentage of Client Assets (5)	11.5%	11.3%	11.4%	11.1%	10.9%	10.8%	10.8%	10.4%	10.9%	11.0%	10.9%	10.6%	10.7%	10 bp	(80) bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	(63)	(95)	(1,683)	(138)	(51)	85	1,023	496	715	(158)	410	953	981
Small / Mid Capitalization Stock	(322)	(139)	(293)	45	378	(144)	274	(125)	(167)	130	359	753	1,195
International	3,631	2,675	1,705	1,549	1,913	2,627	1,852	4,306	2,685	1,546	809	372	(498)
Specialized	647	236	279	465	655	58	424	1,569	187	326	122	(19)	383
Hybrid	(340)	142	(272)	460	(118)	(263)	307	978	(88)	529	(541)	(241)	(288)
Taxable Bond	3,499	3,064	3,481	3,809	3,466	2,389	2,561	3,284	155	2,117	1,661	1,002	928
Tax-Free Bond	507	453	715	494	452	371	341	1,247	211	247	(113)	449	588
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	2,980	3,201	1,048	3,002	2,401	882	775	4,843	(417)	1,976	(36)	(88)	555
Exchange-Traded Funds (7)	4,579	3,135	2,884	3,682	4,294	4,241	6,007	6,912	4,115	2,761	2,743	3,357	2,734
Money Market Funds	(1,260)	1,022	2,105	(374)	213	1,166	2,968	(5,730)	(4,292)	(9,100)	(4,156)	(2,245)	(4,919)
Average Interest-Earning Assets (8)
(in millions of dollars)	214,709	212,108	214,458	216,472	219,658	223,292	228,540	234,619	239,922	241,049	239,833	242,584	249,432	3%	16%

(1) April, March, February, and January 2018 include outflows of $9.5 billion, $5.4 billion, $71.8 billion, and $7.2 billion, respectively, from certain mutual fund clearing services clients. October and June 2017 include inflows of $16.2 billion and $15.6 billion, respectively, from certain mutual fund clearing services clients.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) Periodically, the Company reviews its active account base. In July 2017, active brokerage accounts were reduced by approximately 48,000 as a result of low-balance closures.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the Company’s balance sheet.